Exhibit 99.1

Shea Development Corp. to Acquire WOW Global Corporation, LLC

Shea continues to strengthen its position in the business process management space

Dallas - November 28, 2007 - Shea Development Corp., (OTCBB: SDLP) (“Shea”)  an emerging leader in the business process management (“BPM”) space, today announced the signing of a definitive agreement to acquire WOW Global Corporation, LLC (“WOW”) in a cash and stock transaction.  WOW provides custom software solutions, business process outsourcing, and consulting services to Fortune 500 companies.    The addition of WOW will further enhance Shea’s robust service offerings in the BPM market, extend the company’s global footprint, and expand its enterprise customer base.

“We continue to execute our consolidation strategy to drive long term growth, and improve our ability to deliver competitive BPM solutions to our customers,” said Frank Wilde, Chairman and Chief Executive Officer of Shea. “WOW brings a global footprint with onshore and offshore programming capabilities, extensive consulting and services offerings, and a proven management team with deep technical expertise.  In addition, we believe the combined customer base will elevate our global presence and enable us to leverage a broader set of services and solutions across all geographies.”

Subhash Chander, President of WOW said, “We are excited to be a part of this emerging enterprise.  We believe the combined company enables us to expand our mission critical consulting services and elevate our position in the BPM market. We continue to be focused on our customers’ needs and remain at the forefront of the IT evolution.”

The transaction is subject to various customary closing conditions and is expected to close in the fourth calendar quarter of 2007.

About Shea Development Corp.

Shea delivers business process management software solutions and service offerings.  Shea’s solutions improve its customers’ ability to make better decisions, manage critical business processes, reduce expenditures, and improve efficiency.  Shea is an emerging leader in this industry and has a commitment to deliver tangible business results to its customers. The company has a strong track record of delivering mission-critical, reliable solutions on custom, mid-to-large-scale software systems for government, commercial and utility customers.   Shea serves its customers through its subsidiaries Riptide Software, Inc., Bravera Inc., and its MeterMesh products, and currently maintains offices in Reston, Virginia; Orlando, Florida; and Ft. Worth, Texas.  For more information about Shea and its subsidiaries, please visit www.riptidesoftware.com.

About WOW Global Corporation, LLC

WOW provides custom software solutions, business process outsourcing, and consulting services to a variety of clients ranging from small business to Fortune 500 companies.  Headquartered in Pittsburgh, Pennsylvania, WOW maintains additional offices in India and United Arab Emirates. For more information on WOW, visit www.wowglobal.com.

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and are subject to known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “anticipate,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies.

Some of the effects that could cause actual results to differ from expectations are: a lack of Shea operating history; the uncertainty of success of our acquisition strategy to grow the Company; the uncertainty of Shea’s ability to successfully integrate the acquired companies into Shea; dependence upon the federal, state and local government agencies and industries and companies which experience volatility in funding budgets and sales cycles that may be lengthy and unpredictable; the uncertainty that the combined companies’ prospective sales pipeline will result in final contracts; uncertainty of ability to compete effectively in the BPM market; and other risks and uncertainties more fully described under “Risk Factors” and elsewhere in Shea’s filings with the Securities and Exchange Commission (“SEC”).

For a discussion of these and other risk factors, see Shea’s Current Report on Form 8-K filed on March 8, 2007 and its Quarterly Report on Form 10-QSB for the three and nine months ended September 30, 2007, filed with the SEC on November 14, 2007. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. Shea operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on Shea’s business or events described in any forward-looking statements. Shea disclaims any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

Contact:

Shea Development Corp.

Rich Connelly, 214-594-2340

investor@riptidesoftware.com

or

The Blueshirt Group

Stacie Bosinoff, 415-217-7722

stacie@blueshirtgroup.com

Todd Friedman, 415-217-7722

todd@blueshirtgroup.com